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                                                                 EXHIBIT 23.2(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the inclusion or incorporation by reference in this registration statement of our reports dated September 1, 1995 and December 15, 1994, except with respect to the matter discussed in Note 13, as to which the date is January 12, 1995, into the Company's Form S-8 Registration Statements filed on January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No. 33-17359); March 17, 1988 (Reg. No. 33-
20706); June 30, 1989 (Reg. No. 33-29636); and June 23, 1992 (Reg. No. 33-
48663).

                                                             Arthur Andersen LLP
Houston, Texas
September 28, 1995